UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Capital One Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	54-1719854
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1680 Capital One Drive McLean, Virginia 22102	22102
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
0.800% Senior Notes due 2024	New York Stock Exchange
1.650% Senior Notes due 2029	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-223608

(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are €750,000,000 aggregate principal amount of 0.800% Senior Notes due 2024 (the “2024 Notes”) and €500,000,000 aggregate principal amount of 1.650% Senior Notes due 2029 (the “2029 Notes” and, together with the 2024 Notes, the “Notes”) of Capital One Financial Corporation (the “Company”). The descriptions set forth under the sections “Description of the Notes” in the prospectus supplement dated June 5, 2019, as filed with the Securities and Exchange Commission (the “Commission”) on June 6, 2019 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, to the prospectus (the “Base Prospectus”) included in the Company’s automatic shelf registration statement on Form S-3 (No. 333-223608), as filed with the Commission on March 13, 2018, and the descriptions set forth under the sections “Description of Debt Securities” of the Base Prospectus are incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are filed as a part of this Registration Statement:

Exhibit No.	Description

4.1	Senior Indenture dated as of November 1, 1996 between Capital One Financial Corporation and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (as successor to Harris Trust and Savings Bank), as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed on November 13, 1996).

4.2	Form of 0.800% Senior Note due 2024 (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K, filed on June 12, 2019).

4.3	Form of 1.650% Senior Note due 2029 (incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K, filed on June 12, 2019).

4.4	Paying Agency Agreement dated as of June 12, 2019 between Capital One Financial Corporation and The Bank of New York, London Branch, as paying agent (incorporated by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K, filed on June 12, 2019).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CAPITAL ONE FINANCIAL CORPORATION

Dated: June 12, 2019	By:	/s/ Matthew W. Cooper
Matthew W. Cooper
General Counsel